                                                                     EXHIBIT 2.2

                                                                [EXECUTION COPY]
                                                                 --------------


                      AMENDMENT NO. 3 TO CREDIT AGREEMENT
                      -----------------------------------


          AMENDMENT NO. 3, dated as of August 14, 1998, to the Credit Agreement, dated as of November 21, 1997 (as amended from time to time, the "Credit
                                                                  ------
Agreement"), among (a) USTELECENTERS, INC., a Delaware corporation (the
---------
"Borrower"), (b) VIEW TECH, INC., a Delaware corporation (the "Parent Company"),
 --------                                                      --------------
(c) IMPERIAL BANK and BANKBOSTON, N.A. (the "Banks"), and (d) IMPERIAL BANK, in
                                             -----
its capacity as Agent for the Banks and as Issuer with respect to Letters of Credit.

                                   RECITALS
                                   --------

          The Borrower, the Parent Company, the Banks and the Agent have agreed to amend certain of the provisions contained in the Credit Agreement and in certain of the other Loan Documents, all as set forth in or required by this Amendment No. 3 ("this Agreement").
                  --------------

          Accordingly, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.1.  DEFINITIONS IN CREDIT AGREEMENT.  Unless otherwise defined
                   -------------------------------
herein, terms defined in the Credit Agreement (as amended hereby) are used herein as therein defined. The term "AMENDMENT DOCUMENTS," as used in this
                                      -------------------
Agreement, shall mean this Agreement and the 1998 Warrant Amendments.

                                  ARTICLE II

                                  AMENDMENTS
                                  ----------

     Effective on and as of August 14, 1998 ("Effective Date"), and subject
                                              --------------
always in any event to the provisions of Article III hereof, the Credit
                                         -----------
Agreement is hereby amended in each of the following respects:

     SECTION 2.1.  AMENDMENT OF DEFINED TERMS.  Section 1.1 of the Credit
                   --------------------------   -----------
Agreement is amended by amending and restating the following defined term to read in its entirety as follows:

          "Permitted Acquisition" means any Acquisition by any Principal Company
           ---------------------
from time to time after the Amendment No. 3 Effective Date; provided, however,
                                                            --------  -------
that:


          (a) the Borrower and the Parent Company shall have received, before the implementation or completion of such Acquisition, the express prior written consent and approval of each of the Agent and the Banks for such Acquisition, such consent and approval not to be unreasonably withheld or delayed by the Agent or the Banks;

          (b) after giving effect to such Acquisition, all of the Property acquired pursuant thereto shall be owned exclusively by such Principal Company or one of its direct Subsidiaries that, immediately upon completion of such Acquisition, shall have become party hereto as a Principal Company and shall have complied with the covenants contained in Section 9.1.9
                                                             -------------
     hereof;

          (c) the Parent Company shall have demonstrated to the reasonable satisfaction of the Agent and the Banks, based on historical financial statements, projections and pro forma financial statements, in each case
                                 --- -----
     certified by an Authorized Officer of the Parent Company, that all covenants, including all covenants contained in Article IX hereof,
                                                     ----------
     contained herein (A) would have been satisfied on a pro forma basis as at
                                                         --- -----
     the end of or for the most recent Reference Period, and (B) will be satisfied on a pro forma basis through the Final Maturity Date, based on
                    --- -----
     operating and financial projections which are consistent with historical results which conservatively can be expected for the future;

          (d) the Acquisition is of a Person or business engaged in one of the businesses of the Principal Companies as of the date hereof, or of a business reasonably incidental or related thereto; and

          (e) at any time any offer or commitment is made to engage in any such Acquisition, at any time any agreement to engage in any such Acquisition is entered into, and after giving effect to any such Acquisition, no Default or Event of Default shall occur or be continuing.

  Section 1.1 of the Credit Agreement is hereby further amended in each of the
  -----------
following respects:

     (a)  The defined term "Consolidated EBITDA" is hereby amended by adding the
                            -------------------
following new paragraph to such defined term:

               For purposes of determining the "Consolidated EBITDA" of the Parent Company and its Subsidiaries for any period which includes the fiscal quarter of the Parent Company ended June 30, 1998, the "Consolidated Net Operating Profit" of the Parent Company and its Subsidiaries for such fiscal quarter shall be adjusted by adding back to such Consolidated Net Operating Profit (but only to the extent taken as a charge or otherwise deducted in arriving at the "Net Operating Profit" of the Parent Company and its Subsidiaries for such fiscal quarter) the restructuring charge of $4,201,013 taken by the Parent Company for its fiscal quarter ended June 30, 1998.

          (b)  The defined term "Consolidated Net Worth" is hereby amended by
                                 ----------------------
adding the following new paragraph to such defined term:

               For purposes of determining the "Consolidated Net Worth" of the Parent Company and its Subsidiaries as at any date, the consolidated shareholders' equity of the Parent Company and its Subsidiaries as at such date shall be determined after giving effect to the consequences of, and after making appropriate deduction for, the restructuring charge of $4,201,013 taken by the Parent Company for its fiscal quarter ended June 30, 1998.

          (c)  The defined term "Debt Service Coverage Ratio" is hereby amended
                                 ---------------------------
by adding the word "income" between the words "cash" and "taxes" appearing in the fourth line of such defined term.

     SECTION 2.2.  NEW DEFINED TERMS.  Section 1.1 of the Credit Agreement is
                   -----------------   -----------
hereby further amended by adding thereto each of the following new defined terms:

               "Amendment No. 3" means Amendment No. 3 to Credit Agreement,
                ---------------
          dated as of August 14, 1998, among the Borrower, the Parent Company, the Banks and the Agent, and upon the terms of which each of the parties hereto has agreed to amend this Agreement.

               "Amendment No. 3 Effective Date" means August 14, 1998, the
                ------------------------------
          so-called "Effective Date" of Amendment No. 3 to Credit Agreement.

               "1998 Warrant Amendments" means, collectively, (a) Amendment
                -----------------------
          No. 1 ("1998 Imperial Bank Warrant Amendment") to the Common Stock
                  ------------------------------------
          Purchase Warrant, dated November 21, 1997, issued by the Parent Company to Imperial Bank, and (b) Amendment No. 1 ("1998 BankBoston
                                                              ---------------
          Warrant Amendment") to the
          -----------------

          Common Stock Purchase Warrant, dated November 21, 1997, issued by the Parent Company to BankBoston.

     SECTION 2.3.  COLLATERAL AUDITS.  Section 9.1.7 of the Credit Agreement is
                   -----------------   -------------
hereby amended by deleting the word "twice" appearing in the last sentence of
Section 9.1.7 and by inserting "three (3) times" in place thereof.
-------------

     SECTION 2.4.  LEVERAGE RATIO.  Section 9.2.4(a) of the Credit Agreement is
                   --------------   ----------------
hereby amended and restated to read in its entirety as follows:

               (a) Maximum Leverage Ratio.  Permit the Leverage Ratio as of the
                   ----------------------
          last day of any Reference Period identified below to be greater than the Leverage Ratio specified below:


            -----------------------------------------------------
                 REFERENCE                            MAXIMUM
               PERIOD ENDING                       LEVERAGE RATIO
               -------------                       --------------
            -----------------------------------------------------
               June 30, 1998                          9.00:1
            -----------------------------------------------------
            September 30, 1998                        7.50:1
            -----------------------------------------------------
             December 31, 1998                        6.00:1
            -----------------------------------------------------
              March 31, 1999                          3.75:1
            -----------------------------------------------------
                Thereafter                            3.00:1
            -----------------------------------------------------

     SECTION 2.5.  MINIMUM CONSOLIDATED NET WORTH.  Section 9.2.4(b) of the
                   ------------------------------   ----------------
Credit Agreement is hereby amended and restated to read in its entirety as follows:

               (b)  Minimum Consolidated Net Worth.
                    ------------------------------

                    (i) Permit the Consolidated Net Worth on or as of any date identified in the table below to be less than the Consolidated Net Worth specified below opposite such date:

        --------------------------------------------------------------
                                                 MINIMUN CONSOLIDATED
              DATE                                    NET WORTH
              ----                                    ---------
        --------------------------------------------------------------
           June 30, 1998                             $4,000,000
        --------------------------------------------------------------
        September 30, 1998                           $4,500,000
        --------------------------------------------------------------
         December 31, 1998                           $5,250,000
        --------------------------------------------------------------


                    (ii) Permit the Consolidated Net Worth on or as of the last day of any Reference Period ending after March 30, 1999 to be less than the sum of (i) $5,250,000, plus (ii) one-half
                                                            ----
                    of cumulative Consolidated Net Profit for the Parent Company and its Subsidiaries for the most recently completed fiscal quarter ending after December 31, 1998 for which the Banks shall have received financial statements required by Section
                                                                         -------
                    9.1.1(b), and for each, if any, prior fiscal quarter of the
                    --------
                    Parent Company ending after December 31, 1998 for which Consolidated Net Profit shall be positive, plus (iii) the
                                                               ----
                    aggregate amount of Net Equity Proceeds received by the Parent Company after August 14, 1998.

     SECTION 2.6.  DEBT SERVICE COVERAGE RATIO.  Section 9.2.4(c) of the Credit
                   ---------------------------   ----------------
Agreement is hereby amended and restated to read in its entirety as follows:

               (c)  Minimum Debt Service Coverage Ratio.  Permit the Debt
                    -----------------------------------
          Service Coverage Ratio for the Reference Period ending June 30, 1998 to be less than .40:1.00, for the Reference Period ending September 30, 1998 to be less than .90:1.00, for the Reference Period ending December 31, 1998 to be less than 1.50:1.00, and for any Reference Period ending thereafter to be less than 1.50:1.00.

                                  ARTICLE III


                              CONDITIONS PRECEDENT
                              --------------------

     Each of the amendments to the Credit Agreement set forth in Article II of
                                                                 ----------
this Agreement shall be effective and in full force and effect on and as of and from and after the Effective Date, provided that each of the following
                                   --------
conditions precedent shall first be satisfied:

     SECTION 3.1.  AMENDMENT DOCUMENT.  The Agent shall have received
                   ------------------
counterparts of this Agreement duly executed by each of the Borrower and the Parent Company and also by each of the Banks.

     SECTION 3.2.  REPRESENTATIONS AND WARRANTIES.  Each of the representations
                   ------------------------------
and warranties made by the Borrower and the Parent Company pursuant to this Agreement shall be true and correct in all material respects on and as of the Effective Date with the same full force and effect as if made and repeated on and as of such date.

     SECTION 3.3.  FEES, COSTS AND EXPENSES.  The Borrower and the Parent
                   ------------------------
Company shall have paid in full (a) to the Agent, for the account of the Banks, an amendment fee in the total amount of $20,000, and (b) to special counsel for the Agent, all of the reasonable out-of-pocket costs and expenses of special counsel to the Agent incurred during the period from July 22, 1998 through the Effective Date and that are payable by the Borrower and the Parent Company pursuant to Section 13.3 of the Credit Agreement and for which an invoice shall
            ------------
have been submitted to the Borrower and the Parent Company on or prior to the Effective Date.

                                  ARTICLE IV

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                   -----------------------------------------

     Each of the Borrower and the Parent Company represents and warrants to and covenants with the Agent and the Banks as follows:

     SECTION 4.1.  REPRESENTATIONS IN LOAN DOCUMENTS.  Each of the
                   ---------------------------------
representations and warranties made by or on behalf of each of the Principal Companies to the Agent and the Banks in the Loan Documents was true and correct in all material respects when made and is true and correct in all material respects on and as of the date hereof, EXCEPT (a) as affected by the
                                       ------
consummation of the transactions contemplated by the Loan Documents (including this Agreement), and (b) to the extent that any such representation or warranty relates by its express terms solely to a prior date.

     SECTION 4.2.  CORPORATE AUTHORITY, ETC.  The execution and delivery by each
                   -------------------------
Principal Company of this Agreement, and the performance by each Principal Company of its agreements and obligations under this Agreement, have been duly and properly authorized by all necessary corporate or other action on the part of each of the Principal Companies, and do not and will not conflict with, result in any violation of, or constitute any default under, (a) any provision of any Governing Document of any Principal Company, (b) any Contractual Obligation of any Principal Company, or (c) any Applicable Law.

     SECTION 4.3.  VALIDITY, ETC.  This Agreement has been duly executed and
                   -------------
delivered by each Principal Company and constitutes the legal, valid and binding obligation of each Principal Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally and to general equitable principles. Each of the Principal Companies hereby ratifies and confirms in all respects all of the Obligations as modified hereby.

     SECTION 4.4.  NO DEFAULTS.  After giving effect to this Agreement, no
                   -----------
Defaults or Events of Default are continuing under the Credit Agreement or any of the other Loan Documents.

     SECTION 4.5.  COLLATERAL EXAMINATION AND AUDIT. Each of the Borrower and
                   --------------------------------
the Parent Company will permit representatives of the Agent and the Banks to conduct and complete, during the period of sixty (60) days commencing on the Effective Date, at the sole cost and expense of the Borrower and the Parent Company, a Collateral examination and audit on all premises where Collateral or other Property owned by the Borrower, the Parent Company or any of their Subsidiaries is located.

     SECTION 4.6.  PROVISION OF COLLATERAL BY SUBSIDIARY, ETC.  On and as of the
                   ------------------------------------------
Effective Date, Vermont Network Telecommunications Services, Inc. ("VTNSI") is a
                                                                    -----
Subsidiary of the Borrower and the Parent Company. The Borrower and the Parent Company will, and will cause VTNSI to, comply in all material respects with the provisions of Section 9.1.9(a) of the Credit Agreement applicable to VTNSI, its
              ----------------
Capital Stock and its Property, all of the Obligations of the Borrower and the Parent Company under Section 9.1.9(a) applicable to VTNSI, its Capital Stock and
                     ----------------
its Property to be performed and completed in a manner reasonably satisfactory to the Agent and the Banks no later than October 15, 1998. The Agent and the Banks hereby (a) agree that the provisions of this Section 4.6 shall control and
                                                   -----------
govern the time frame during which the Borrower and the Parent Company shall be obligated to comply with Section 9.1.9(a) with respect to VTNSI, its Capital
                         ----------------
Stock and its Property, and (b) waive any Defaults or Events of Default that may have resulted or may result from the failure of the Borrower and the Parent Company to comply with Section 9.1.9(a) of the Credit Agreement in relation to
                       ----------------
VTNSI, its Capital Stock and its Property prior to October 15, 1998. Upon compliance by the Borrower and the Parent Company with the foregoing provisions of this Section 4.6 and
                                                             -----------
completion of the Collateral examination and audit required by Section 4.5
                                                               -----------
hereof, and subject always to the reasonable satisfaction of the Agent and the Banks with the information arising out of and the results of such Collateral examination and audit pertaining to Accounts Receivable (and, if appropriate, Inventory) of VTNSI, the Agent and the Banks will make a reasonable effort to establish a basis on which Accounts Receivable (and, if appropriate, Inventory) of VTNSI may be included in the determination of the Borrowing Base and the Adjusted Borrowing Base. The Borrower and the Parent Company hereby acknowledge and agree that the inclusion of Accounts Receivable and Inventory of VTNSI in the determination of the Borrowing Base and the Adjusted Borrowing Base shall in any event be subject to the approval of the Agent and the Banks.

     SECTION 4.7.  1998 WARRANT AMENDMENTS.  Not later than October 15, 1998:
                   -----------------------

     (a) Imperial Bank shall receive from the Parent Company the 1998 Imperial Bank Warrant Amendment, which shall have been duly executed and delivered by the Parent Company, and be in or substantially in the form attached hereto as Exhibit A.
---------

     (b) BankBoston shall receive from the Parent Company the 1998 BankBoston Warrant Amendment, which shall have been duly executed and delivered by the Parent Company, and be in or substantially in the form attached hereto as Exhibit B.
---------

                                   ARTICLE V

                       PROVISIONS OF GENERAL APPLICATION
                       ---------------------------------

     SECTION 5.1.  NO OTHER CHANGES.  Except as otherwise expressly provided or
                   ----------------
to be provided by the Amendment Documents, all of the terms, conditions and provisions of the Credit Agreement and each of the other Loan Documents, and all rights and remedies of the Agent and the Banks thereunder, shall remain unaltered.

     SECTION 5.2.  OTHER PROVISIONS.  This Agreement and the other Amendment
                   ----------------
Documents are, or (as the case may be) shall when executed be, Loan Documents for all purposes of the Credit Agreement and each of the other Loan Documents. This Agreement and the rights and obligations hereunder of each of the parties hereto shall in all respects be construed in accordance with and governed by the laws of the State of California. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 3 TO CREDIT AGREEMENT to be executed and delivered by their respective authorized officers as of the date first above written.



                    THE BORROWER:
                    ------------

                    USTELECENTERS, INC.


                    By:     /s/ David A. Kaplan
                       --------------------------------
                         Name:  David A. Kaplan
                         Title: CFO & Treasurer

                    THE PARENT COMPANY:
                    ------------------

                    VIEW TECH, INC.


                    By:     /s/ David A. Kaplan
                       --------------------------------
                         Name:  David A. Kaplan
                         Title: CFO & Treasurer


                    THE BANKS:
                    ---------

                    IMPERIAL BANK, INDIVIDUALLY AS A BANK AND AS AGENT


                    By:     /s/ Paula J. Barysauskas
                       --------------------------------
                         Name:  Paula J. Barysauskas
                         Title: Vice President


                    BANKBOSTON, N.A.


                    By:     /s/ Frank Gianino
                       --------------------------------
                         Name:  Frank Gianino
                         Title: Vice President